UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2010

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

3315 Marquart, Suite 205
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)
2121 Sage Road, Suite 200
Houston, Texas 77056

(713) 877-1516
(Telephone number, including area code)

ITEM 1.01.  Entry into a Material Definitive Agreement.

On September 9, 2010, Exobox Technologies Corp. (“Exobox”) signed a Letter of Intent for a licensing agreement with a group headed by former CEO, Richard J. Kampa, to develop and market Exobox's patented technology and existing products.

The Agreement provides a firm $25,000 to Exobox upon execution of the Letter of Intent and an additional $600,000 cash to Exobox at closing of the Agreement.  Exobox also will receive a three percent (3%) perpetual gross royalty on all income from the licensed technology after fixed development costs, along with cancellation of over $350,000 in secured debt under the Security Agreement pertaining to Exobox's assets.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the Letter of Intent, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2010, Norm Smith resigned as Chief Executive Officer.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter of Intent
99.1	Press Release issued by Exobox Technologies Corp., dated September 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Michael S. Studdard
Michael S. Studdard, Chairman

Dated: September 14, 2010